Exhibit 99.1

BIOGEN AND IONIS ENTER INTO A NEW COLLABORATION TO IDENTIFY NOVEL THERAPIES FOR THE TREATMENT OF SPINAL MUSCULAR ATROPHY

Cambridge, Mass. and Carlsbad, Calif. December 19, 2017 – Biogen (Nasdaq: BIIB) and Ionis Pharmaceuticals, Inc. (Nasdaq: IONS) announced today that they have entered into a new collaboration agreement to identify new antisense oligonucleotide drug candidates for the treatment of spinal muscular atrophy (SMA). Biogen will have the option to license therapies arising out of this collaboration and will be responsible for their development and commercialization.

“We are pleased to extend our collaboration with our valued colleagues at Ionis, which we believe complements our ongoing efforts to enhance and build a portfolio of treatments for SMA,” stated Michel Vounatsos, chief executive officer at Biogen. “Consistent with our commitment to individuals with SMA and their families, our aim is to increase therapeutic options available for this devastating neuromuscular disease.”

“Biogen has been a great collaborator, and we share in their focus to continue to work to bring new, innovative therapies to treat SMA. We owe it to the individuals and families challenged by SMA to discover additional therapies,” said Stanley T. Crooke, M.D., Ph.D., chief executive officer and chairman of Ionis. “Our antisense technology uniquely positions us to work with Biogen towards delivering new therapies and expanding our experience in SMA.”

Under the new collaboration agreement, Ionis will receive a $25 million upfront payment and will earn development and regulatory milestone payments from Biogen if new drugs advance towards marketing approval. Upon commercialization, Biogen will pay Ionis performance milestones and tiered royalties on net sales.

ABOUT SMA1-5
Spinal Muscular Atrophy (SMA) is characterized by loss of motor neurons in the spinal cord and lower brain stem, resulting in severe and progressive muscular atrophy and weakness. Ultimately, individuals with the most severe type of SMA can become paralyzed and have difficulty performing the basic functions of life, like breathing and swallowing.

Due to a loss of, or defect in the SMN1 gene, people with SMA do not produce enough survival motor neuron (SMN) protein, which is critical for the maintenance of motor neurons. The severity of SMA correlates with the amount of SMN protein. People with Type 1 SMA, the type that requires the most intensive and supportive care, produce very little SMN protein and do not achieve the ability to sit without support or live beyond two years without respiratory support. People with Type 2 and Type 3 produce greater amounts of SMN protein and have less severe, but still life-altering, forms of SMA.

ABOUT BIOGEN
At Biogen, our mission is clear: we are pioneers in neuroscience. Biogen discovers, develops, and delivers worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases. Founded in 1978 as one of the world’s first global biotechnology companies by Charles Weissman, Heinz Schaller, Kenneth Murray, and Nobel Prize winners Walter Gilbert and Phillip Sharp, today Biogen has the leading portfolio of medicines to treat multiple sclerosis; has introduced the first and only approved treatment for spinal muscular atrophy; and is focused on advancing neuroscience research programs in Alzheimer’s disease and dementia, neuroimmunology, movement disorders, neuromuscular disorders, pain, ophthalmology, neuropsychiatry, and acute neurology. Biogen also manufactures and commercializes biosimilars of advanced biologics.

We routinely post information that may be important to investors on our website at www.biogen.com. To learn more, please visit www.biogen.com and follow us on social media – Twitter, LinkedIn, Facebook, YouTube.

ABOUT IONIS PHARMACEUTICALS, INC.
Ionis is the leading company in RNA-targeted drug discovery and development focused on developing drugs for patients who have the highest unmet medical needs, such as those patients with severe and rare diseases. Using its proprietary antisense technology, Ionis has created a large pipeline of first-in-class or best-in-class drugs, with over three dozen drugs in development. SPINRAZA® (nusinersen) has been approved in global markets for the treatment of spinal muscular atrophy (SMA). Biogen is responsible for commercializing SPINRAZA. Drugs that have successfully completed Phase 3 studies include inotersen, an antisense drug Ionis is developing to treat patients with TTR amyloidosis, and volanesorsen, an antisense drug discovered by Ionis and co-developed by Ionis and Akcea Therapeutics to treat patients with either familial chylomicronemia syndrome or familial partial lipodystrophy. Akcea, an affiliate of Ionis, is a biopharmaceutical company focused on developing and commercializing drugs to treat patients with serious cardiometabolic diseases caused by lipid disorders. If approved, volanesorsen will be commercialized through Ionis' affiliate, Akcea. Volanesorsen filings for marketing approval have been submitted in the U.S., EU and Canada. Inotersen is progressing toward regulatory filings for marketing authorization. Ionis' patents provide strong and extensive protection for its drugs and technology. Additional information about Ionis is available at www.ionispharma.com.

BIOGEN SAFE HARBOR
This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the potential benefits and results that may be achieved through Biogen’s collaboration agreement with Ionis, risks and uncertainties associated with drug development and commercialization, and the potential of Biogen’s commercial business and pipeline programs, including potential new antisense oligonucleotide drug candidates for the treatment of SMA . These forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “except,” “forecast,” “intend,” “may,” “plan,” “potential,” “possible,” “will,” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or the scientific data presented.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including without limitation: uncertainty as to whether the anticipated benefits and potential of Biogen’s collaboration agreement with Ionis can be achieved; risks of unexpected costs or delays; uncertainty of success in the development and potential commercialization of new antisense oligonucleotide drug candidates for the treatment of SMA, which may be impacted by, among other things, the occurrence of adverse safety events and/or unexpected concerns that may arise from additional data or analysis; regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of Biogen’s drug candidates; Biogen may encounter other unexpected hurdles which may be impacted by, among other things, the occurrence of adverse safety events, failure to obtain regulatory approvals in certain jurisdictions, or failure to protect intellectual property and other proprietary rights; product liability claims; or third party collaboration risks. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Biogen’s expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in Biogen’s most recent annual or quarterly report and in other reports Biogen has filed with the U.S. Securities and Exchange Commission. These statements are based on Biogen’s current beliefs and expectations and speak only as of the date of this press release. Biogen does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments, or otherwise.

IONIS’ FORWARD-LOOKING STATEMENT
This press release includes forward-looking statements Ionis' collaboration agreement with Biogen. Any statement describing Ionis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis’ programs are described in additional detail in Ionis’ annual report on Form 10-K for the year ended December 31, 2016, and its most recent quarterly report on Form 10-Q, which are on file with the SEC. Copies of these and other documents are available from Ionis.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc. Akcea Therapeutics™ is a trademark of Ionis Pharmaceuticals, Inc.  SPINRAZA® is a registered trademark of Biogen.

1. Darras B, Markowitz J, Monani U, De Vivo D. Chapter 8 - Spinal Muscular Atrophies. In: Vivo BTD, ed. Neuromuscular Disorders of Infancy, Childhood, and Adolescence (Second Edition). San Diego: Academic Press; 2015:117-145.

2. Lefebvre S, Burglen L, Reboullet S, et al. Identification and characterization of a spinal muscular atrophy-determining gene. Cell.1995;80(1):155-165.

3. Mailman MD, Heinz JW, Papp AC, et al. Molecular analysis of spinal muscular atrophy and modification of the phenotype by SMN2. Genet Med. 2002;4(1):20-26.

4. Monani UR, Lorson CL, Parsons DW, et al. A single nucleotide difference that alters splicing patterns distinguishes the SMA gene SMN1 from the copy gene SMN2. Hum Mol Genet. 1999;8(7):1177-1183.

5. Peeters K, Chamova T, Jordanova A. Clinical and genetic diversity of SMN1-negative proximal spinal muscular atrophies. Brain.2014;137(Pt 11):2879-2896.

Media Contacts:
Biogen
Matt Fearer, +1 781-464-3260
public.affairs@biogen.com

Ionis Pharmaceuticals
D. Wade Walke, Ph.D.
Vice President, Corporate Communications and Investor Relations
760-603-2741

Investor:
Biogen
Ben Strain, +1 781-464-2442
IR@biogen.com

Ionis Pharmaceuticals
D. Wade Walke, Ph.D.
Vice President, Corporate Communications and Investor Relations
760-603-2741

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